Exhibit 32.1

                             Certification


         This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the quarterly report on Form 10-Q (the "Form 10-Q") for the quarter ended June 30, 2003 of CRIIMI MAE Inc. (the "Issuer").

         I, Barry S. Blattman, Chief Executive Officer, certify that to the best of my knowledge:

(i)      the Form 10-Q fully complies with the requirements of Section 13(a) or
         Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.




August 14, 2003                       /s/Barry S. Blattman
---------------------------          -------------------------------------
DATE                                 Barry S. Blattman
                                     Chairman of the Board,
                                     Chief Executive Officer
                                     and President